1550 Peachtree Street, N.W.  Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Third Quarter 2010 Results

•	Third quarter revenue was $473.8 million, up 11 percent from the third quarter of 2009.

•	Third quarter diluted EPS from continuing operations attributable to Equifax was $0.49, up 11 percent from the third quarter of 2009.

•	Third quarter adjusted EPS from continuing operations attributable to Equifax was $0.60, up 13 percent from the third quarter of 2009.

ATLANTA, October 27, 2010 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended September 30, 2010.  The company reported revenue from continuing operations of $473.8 million in the third quarter of 2010, an 11 percent increase from the third quarter of 2009.  Third quarter 2010 net income from continuing operations attributable to Equifax was $61.3 million, a 10 percent increase from the prior year.  On a non-GAAP basis, adjusted EPS from continuing operations attributable to Equifax excludes the impact of acquisition-related amortization expense.

“Our successful and broad-based performance in the third quarter continues to reflect the traction we are developing on our key strategic initiatives – Decision 360®, new product innovation, strategic acquisitions and divestitures, LEAN and Workout, investment in emerging market opportunities, and a commitment to meritocracy," said Richard F. Smith, Equifax's Chairman and Chief Executive Officer. "The diversity and uniqueness of our data combined with industry leading analytics and decisioning capabilities are helping our customers operate their businesses more efficiently and profitably and to adjust more quickly in a rapidly changing business environment."

Third Quarter 2010 Report

•
In addition to the financial highlights noted above, operating margin from continuing operations was 23.3 percent for the third quarter of 2010, virtually flat when compared to the third quarter of 2009 which was 23.5 percent.

•
On July 1, 2010, we completed the sale of our Direct Marketing Services (“DMS”) division for $117 million, subject to certain post-closing adjustments.  We recorded a gain from the sale of approximately $15 million, after tax.  The DMS business, along with our APPRO product line which was divested in the second quarter of 2010, is reported as discontinued operations and was previously included in the results of our U.S. Consumer Information Solutions segment.

•	Total debt at September 30, 2010 was $1.01 billion, down $167 million from December 31, 2009.

•
We repurchased 1.7 million of our common shares on the open market for $51.7 million during the third quarter of 2010.  At September 30, 2010, our remaining authorization for future share repurchases was $155.5 million.

U.S. Consumer Information Solutions (USCIS)
Total revenue was $194.0 million in the third quarter of 2010 compared to $173.8 million in the third quarter of 2009, an increase of 12 percent.

•	Online Consumer Information Solutions revenue was $128.3 million, up 2 percent from a year ago.
•	Mortgage Solutions revenue was $32.2 million, up 43 percent from a year ago.
•	Consumer Financial Marketing Services revenue was $33.5 million, up 30 percent when compared to a year ago.

Operating margin for USCIS was 37.2 percent in the third quarter of 2010 compared to 36.2 percent in the third quarter of 2009.

International
Total revenue was $122.5 million in the third quarter of 2010, a 7 percent increase over the third quarter of 2009.  In local currency, revenue was up 5 percent compared to the third quarter of 2009.

•	Latin America revenue was $59.1 million, up 8 percent in local currency and 13 percent in U.S. dollars from a year ago.
•	Europe revenue was $35.0 million, up 2 percent in local currency, but down 4 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $28.4 million, up 3 percent in local currency and 9 percent in U.S. dollars from a year ago.

Operating margin for International was 25.2 percent in the third quarter of 2010 compared to 27.0 percent in the third quarter of 2009.

TALX
Total revenue was $99.1 million in the third quarter of 2010, a 19 percent increase over the third quarter of 2009.

•	The Work Number revenue was $55.2 million, up 49 percent from a year ago.
•	Tax and Talent Management Services revenue was $43.9 million, down 5 percent from a year ago.

Operating margin for TALX was 22.9 percent in the third quarter of 2010 compared to 21.4 percent in the third quarter of 2009.

North America Personal Solutions
Revenue was $39.9 million, a 7 percent increase from the third quarter of 2009. Operating margin was 31.9 percent, up from 27.3 percent in the third quarter of 2009.

North America Commercial Solutions
Revenue was $18.3 million, up 12 percent in local currency and up 14 percent in U.S. dollars compared to the third quarter of 2009.  Operating margin was 17.9 percent, up from 17.8 percent in the third quarter of 2009.

Fourth Quarter 2010 Outlook

Based on the current level of domestic and international business activity and current foreign exchange rates, consolidated revenue for the fourth quarter of 2010 is expected to be up 8 to 10 percent from the year-ago quarter.  Fourth quarter 2010 adjusted EPS from continuing operations attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.58 and $0.61.

About Equifax (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

With a strong heritage of innovation and leadership, Equifax continuously delivers innovative solutions with the highest integrity and reliability.  Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, and much more.  We empower individual consumers to manage their personal credit information, protect their identity, and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. operates in the U.S. and 14 other countries. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, October 28, 2010, at 8:30 a.m. (EDT) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents diluted EPS from continuing operations attributable to Equifax which excludes acquisition-related amortization expense and a restructuring charge in the prior year, all net of tax.  These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A.  This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update any forward-looking statements.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to develop new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in laws and regulations governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, federal or state responses to identity theft concerns; and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2009 under Item 1A, “Risk Factors”, and our other filings with the Securities and Exchange Commission.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,
	2010	2009
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$473.8	$425.0
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	188.2	177.5
Selling, general and administrative expenses	134.0	111.2
Depreciation and amortization	41.4	36.3
Total operating expenses	363.6	325.0
Operating income	110.2	100.0
Interest expense	(14.0)	(14.1)
Other income, net	0.7	0.2
Consolidated income from continuing operations before income taxes	96.9	86.1
Provision for income taxes	(33.3)	(28.7)
Consolidated income from continuing operations	63.6	57.4
Discontinued operations, net of tax	15.2	4.0
Consolidated net income	78.8	61.4
Less: Net income attributable to noncontrolling interests	(2.3)	(1.7)
Net income attributable to Equifax	$76.5	$59.7
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$61.3	$55.7
Discontinued operations, net of tax	15.2	4.0
Net income	$76.5	$59.7
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.50	$0.44
Discontinued operations attributable to Equifax	0.12	0.03
Net income attributable to Equifax	$0.62	$0.47
Weighted-average shares used in computing basic earnings per share	124.3	126.4
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.49	$0.44
Discontinued operations attributable to Equifax	0.12	0.03
Net income attributable to Equifax	$0.61	$0.47
Weighted-average shares used in computing diluted earnings per share	125.8	128.0
Dividends per common share	$0.04	$0.04

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,
	2010	2009
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,377.5	$1,280.6
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	566.6	535.0
Selling, general and administrative expenses	370.4	340.0
Depreciation and amortization	120.2	106.7
Total operating expenses	1,057.2	981.7
Operating income	320.3	298.9
Interest expense	(42.3)	(42.9)
Other income, net	1.0	5.8
Consolidated income from continuing operations before income taxes	279.0	261.8
Provision for income taxes	(99.7)	(94.0)
Consolidated income from continuing operations	179.3	167.8
Discontinued operations, net of tax	31.5	10.8
Consolidated net income	210.8	178.6
Less: Net income attributable to noncontrolling interests	(6.3)	(4.9)
Net income attributable to Equifax	$204.5	$173.7
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$173.0	$162.9
Discontinued operations, net of tax	31.5	10.8
Net income	$204.5	$173.7
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$1.38	$1.29
Discontinued operations attributable to Equifax	0.25	0.09
Net income attributable to Equifax	$1.63	$1.38
Weighted-average shares used in computing basic earnings per share	125.4	126.3
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$1.36	$1.28
Discontinued operations attributable to Equifax	0.25	0.08
Net income attributable to Equifax	$1.61	$1.36
Weighted-average shares used in computing diluted earnings per share	127.1	127.8
Dividends per common share	$0.12	$0.12

EQUIFAX
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$115.6	$103.1
Trade accounts receivable, net of allowance for doubtful accounts of $9.9 and $15.1 at September 30, 2010 and December 31, 2009, respectively	266.2	258.7
Prepaid expenses	32.7	27.6
Other current assets	22.6	27.4
Total current assets	437.1	416.8
Property and equipment:
Capitalized internal-use software and system costs	306.2	316.6
Data processing equipment and furniture	180.5	184.2
Land, buildings and improvements	167.9	164.5
Total property and equipment	654.6	665.3
Less accumulated depreciation and amortization	(354.4)	(346.0)
Total property and equipment, net	300.2	319.3
Goodwill	1,871.2	1,943.2
Indefinite-lived intangible assets	95.6	95.5
Purchased intangible assets, net	588.9	687.0
Other assets, net	107.0	88.7
Total assets	$3,400.0	$3,550.5
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities	$21.0	$183.2
Accounts payable	19.7	35.9
Accrued expenses	64.7	67.7
Accrued salaries and bonuses	56.5	58.1
Deferred revenue	56.5	69.8
Other current liabilities	86.9	77.5
Total current liabilities	305.3	492.2
Long-term debt	986.4	990.9
Deferred income tax liabilities, net	241.8	249.3
Long-term pension and other postretirement benefit liabilities	84.6	142.5
Other long-term liabilities	53.5	60.6
Total liabilities	1,671.6	1,935.5
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at September 30, 2010 and December 31, 2009; Outstanding shares - 123.4 and 126.2 at September 30, 2010 and December 31, 2009, respectively	236.6	236.6
Paid-in capital	1,103.9	1,102.0
Retained earnings	2,683.5	2,494.2
Accumulated other comprehensive loss	(309.7)	(318.7)
Treasury stock, at cost, 63.8 shares and 61.0 shares at September 30, 2010 and December 31, 2009, respectively	(1,961.6)	(1,871.7)
Stock held by employee benefits trusts, at cost, 2.1 shares at September 30, 2010 and December 31, 2009, respectively	(41.2)	(41.2)
Total Equifax shareholders' equity	1,711.5	1,601.2
Noncontrolling interests	16.9	13.8
Total equity	1,728.4	1,615.0
Total liabilities and equity	$3,400.0	$3,550.5

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2010	2009
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$210.8	$178.6
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Gain on divestitures	(27.1)	-
Depreciation and amortization	125.7	116.9
Stock-based compensation expense	15.0	13.5
Tax effects of stock-based compensation plans	1.6	0.1
Excess tax benefits from stock-based compensation plans	(1.6)	(0.5)
Deferred income taxes	3.2	24.6
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(10.8)	11.8
Prepaid expenses and other current assets	(1.2)	(13.0)
Other assets	(0.7)	(4.3)
Current liabilities, excluding debt	(57.1)	(46.4)
Other long-term liabilities, excluding debt	(50.4)	(12.5)
Cash provided by operating activities	207.4	268.8

Investing activities:
Capital expenditures	(82.4)	(51.2)
Acquisitions, net of cash acquired	(15.3)	(3.5)
Cash received from divestitures	181.7	-
Dividend from unconsolidated affiliate	1.5	1.8
Cash provided by (used in) investing activities	85.5	(52.9)

Financing activities:
Net short-term borrowings (repayments)	(134.0)	247.5
Net repayments under long-term revolving credit facilities	(5.0)	(420.0)
Payments on long-term debt	(19.6)	(6.6)
Treasury stock purchases	(116.4)	(9.1)
Dividends paid to Equifax shareholders	(14.9)	(15.1)
Dividends paid to noncontrolling interests	(3.4)	(3.3)
Proceeds from exercise of stock options	13.8	5.9
Excess tax benefits from stock-based compensation plans	1.6	0.5
Other	(0.8)	(0.9)
Cash used in financing activities	(278.7)	(201.1)
Effect of foreign currency exchange rates on cash and cash equivalents	(1.7)	4.7
Increase in cash and cash equivalents	12.5	19.5
Cash and cash equivalents, beginning of period	103.1	58.2
Cash and cash equivalents, end of period	$115.6	$77.7

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?
Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended September 30,
Operating revenue:	2010	2009	$ Change	% Change	Local Currency % Change*
Online Consumer Information Solutions	$128.3	$125.6	$2.7	2%
Mortgage Solutions	32.2	22.5	9.7	43%
Consumer Financial Marketing Services	33.5	25.7	7.8	30%
Total U.S. Consumer Information Solutions	194.0	173.8	20.2	12%
Latin America	59.1	52.3	6.8	13%	8%
Europe	35.0	36.5	(1.5)	-4%	2%
Canada Consumer	28.4	26.1	2.3	9%	3%
Total International	122.5	114.9	7.6	7%	5%
The Work Number	55.2	37.0	18.2	49%
Tax and Talent Management Services	43.9	46.1	(2.2)	-5%
Total TALX	99.1	83.1	16.0	19%
North America Personal Solutions	39.9	37.1	2.8	7%
North America Commercial Solutions	18.3	16.1	2.2	14%	12%
Total operating revenue	$473.8	$425.0	$48.8	11%	11%

(in millions)	Nine Months Ended September 30,
Operating revenue:	2010	2009	$ Change	% Change	Local Currency % Change*
Online Consumer Information Solutions	$368.3	$385.2	$(16.9)	-4%
Mortgage Solutions	84.2	76.5	7.7	10%
Consumer Financial Marketing Services	99.2	80.4	18.8	23%
Total U.S. Consumer Information Solutions	551.7	542.1	9.6	2%
Latin America	170.9	145.3	25.6	18%	9%
Europe	101.4	102.5	(1.1)	-1%	0%
Canada Consumer	84.6	73.1	11.5	16%	3%
Total International	356.9	320.9	36.0	11%	5%
The Work Number	154.9	116.6	38.3	33%
Tax and Talent Management Services	138.5	140.4	(1.9)	-1%
Total TALX	293.4	257.0	36.4	14%
North America Personal Solutions	119.9	113.0	6.9	6%
North America Commercial Solutions	55.6	47.6	8.0	17%	12%
Total operating revenue	$1,377.5	$1,280.6	$96.9	8%	6%

(in millions)	Three Months Ended September 30,
Operating income:	2010	Operating Margin	2009	Operating Margin	$ Change	% Change
U.S. Consumer Information Solutions	$72.2	37.2%	$63.1	36.2%	$9.1	15%
International	30.8	25.2%	31.1	27.0%	(0.3)	-1%
TALX	22.7	22.9%	17.7	21.4%	5.0	28%
North America Personal Solutions	12.7	31.9%	10.1	27.3%	2.6	25%
North America Commercial Solutions	3.3	17.9%	2.9	17.8%	0.4	14%
General Corporate Expense	(31.5)	nm	(24.9)	nm	(6.6)	-27%
Total operating income	$110.2	23.3%	$100.0	23.5%	$10.2	10%

(in millions)	Nine Months Ended September 30,
Operating income:	2010	Operating Margin	2009	Operating Margin	$ Change	% Change
U.S. Consumer Information Solutions	$200.5	36.3%	$201.9	37.2%	$(1.4)	-1%
International	89.6	25.1%	86.6	27.0%	3.0	4%
TALX	67.2	22.9%	56.5	22.0%	10.7	19%
North America Personal Solutions	33.0	27.5%	24.1	21.3%	8.9	37%
North America Commercial Solutions	11.4	20.5%	7.6	15.9%	3.8	51%
General Corporate Expense	(81.4)	nm	(77.8)	nm	(3.6)	-5%
Total operating income	$320.3	23.3%	$298.9	23.3%	$21.4	7%

nm - not meaningful
* Reflects percentage change in revenue conforming 2010 results using 2009 exchange rates.

Common Questions & Answers (Unaudited)
(Dollars in millions)

2.	What drove the fluctuation in the effective tax rate?
Our effective income tax rate from continuing operations was 34.4% for the three months ended September 30, 2010, up from 33.3% for the same period in 2009, due primarily to a higher foreign tax rate in 2010, partially offset by a reduction due to a permanent federal tax deduction.

3.	Can you provide depreciation and amortization by segment?
Depreciation and amortization are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
U.S. Consumer Information Solutions	$10.3	$8.6	$30.2	$25.3
International	6.9	6.0	18.9	17.1
TALX	17.1	15.5	50.6	46.4
North America Personal Solutions	1.4	1.3	4.1	3.5
North America Commercial Solutions	1.6	1.5	4.7	4.3
General Corporate Expense	4.1	3.4	11.7	10.1
Total depreciation and amortization	$41.4	$36.3	$120.2	$106.7

4.	What was the currency impact on the foreign operations?
The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended September 30, 2010
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$1.5	6%	$0.6	5%
Canada Commercial	0.3	5%	0.1	5%
Europe	(2.4)	-7%	(0.5)	-7%
Latin America	2.4	5%	0.3	2%

	Nine Months Ended September 30, 2010
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$9.4	13%	$3.7	13%
Canada Commercial	2.1	12%	0.8	12%
Europe	(1.5)	-1%	(0.4)	-2%
Latin America	13.1	9%	1.3	3%

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.
Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense and restructuring charge:

	Three Months Ended
	September 30,
	2010	2009	$ Change	% Change

Net income from continuing operations attributable to Equifax	61.3	55.7	5.6	10%
Acquisition-related amortization expense, net of tax	14.4	12.6	1.8	14%
Net income from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$75.7	$68.3	$7.4	11%
Diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$0.60	$0.53	$0.07	13%
Weighted-average shares used in computing diluted EPS	125.8	128.0

	Nine Months Ended
	September 30,
	2010	2009	$ Change	% Change

Net income from continuing operations attributable to Equifax	$173.0	$162.9	$10.1	6%
Restructuring charges, net of tax (1)	-	5.4	(5.4)	nm
Net income from continuing operations attributable to Equifax, adjusted for restructuring charges	173.0	168.3	4.7	3%
Acquisition-related amortization expense, net of tax	42.5	37.5	5.0	13%
Net income from continuing operations attributable to Equifax, adjusted for restructuring charges and acquisition-related amortization expense	$215.5	$205.8	$9.7	5%
Diluted EPS from continuing operations, adjusted for restructuring charges and acquisition-related amortization expense	$1.70	$1.61	$0.09	5%
Weighted-average shares used in computing diluted EPS	127.1	127.8

nm - not meaningful
(1) Restructuring charge includes $8.4 million of severance expense in the first quarter of 2009.  See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Restructuring Charge – During the first quarter of 2009, the Company recorded a restructuring charge primarily related to severance expense of $8.4 million, pretax, ($5.4 million, net of tax) in selling, general and administrative expenses on our Consolidated Statements of Income.  Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the nine months ended September 30, 2009, as compared to 2010, since a charge of such an amount is not comparable among the periods.  This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense and restructuring charge - We calculate this financial measure by excluding acquisition-related amortization expense and the 2009 restructuring charge, all net of tax, from the determination of net income attributable to Equifax in the calculation of diluted EPS.  These financial measures are not prepared in conformity with GAAP.  Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.